UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

DALA PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

WESTCOTT PRODUCTS CORPORATION

(Former name of registrant)

Delaware	1381	80-0000245
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

112 Loraine South Suite 266

Midland, Texas 79701

(432) 242-4965

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

E. Will Gray II, CEO

112 Loraine South Suite 266

Midland, Texas 79701

(432) 242-4965

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copy To:

Brunson Chandler & Jones PLLC

175 South Main Street

15th Floor

Salt Lake City, Utah 84111

(801) 303-5730

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐    Accelerated filer ☐    Non-accelerated filer ☐    Smaller reporting company ☒

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-1 of Dala Petroleum Corp. (formerly known as Westcott Products Corp.) is being filed solely to amend the title included on the signature line of the Registration Statement. This Amendment does not modify any provision of the prospectus that forms a part of the Registration Statement, Accordingly, a preliminary prospectus has been omitted.

PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses relating to the registration of the securities will be borne by the Registrant. Such expenses are estimated to be as follows: The following table sets forth an itemized statement of all cash expenses in connection with the issuance and distribution of the securities being registered:

SEC registration fee*	$177.92
Legal fees	$15,000.00
Accounting fees and expense	$10,000.00
Transfer agent fee	$500.00
Miscellaneous	$1,000.00
Total	$26,667.92

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Reference is made to “Certain Related Party Transactions” and “Description of Capital Stock” contained in the Prospectus relating to the indemnification of Registrant’s officers, directors, stockholders, employees and affiliates.  The Registrant is prohibited from indemnifying its affiliates for liabilities resulting from violations or alleged violations of the Securities Act of 1933 or any state securities laws in connection with the issuance or sale of the shares of common stock, except in the case of successful defense of an action in which such violations are alleged, and then only if a court approves such indemnification after being appraised of relevant regulatory positions on indemnification.

Specifically, each director or officer of Registrant will be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he is involved by reason of the fact that he is or was a director or officer of Registrant; such indemnification, of course, is conditioned upon such officer or director having acted in good faith and in a manner that he reasonably believed to be in the best interests of Registrant and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful.  If, however, any threatened, pending or completed action, suit or proceeding is by or in the right of Registrant, the director or officer shall not be indemnified in respect to any claim, issue or matter as to which he is adjudged to be liable to us unless a court determines otherwise.

The foregoing summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the Articles of Incorporation and the Bylaws of the Registrant.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article VI of the Registrant's bylaws provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the Delaware General Corporation Law.

The Registrant expects to maintain standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments that may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Article VIII of the Registrant's Bylaws provides for the indemnification of its directors and officers to the fullest extent permitted by law.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

On June 2, 2014, according to the Merger Agreement entered into between the Company and Dala Petroleum Corp., we issued 10,000,000 shares of common stock to the sole shareholder of Dala Petroleum Corp. as consideration for the Merger.

On June 2, 2014, the Company also issued incentive stock options in connection with the Merger. The Company’s newly-appointed Chief Executive Officer and Directors were granted a total of 600,000 stock options. Mr. Gray was granted 400,000 stock options at an exercise price of $0.70 that will vest over six years (unless there is a change of control of the Company or if Dala’s operations are acquired by a third party, at which time all the unvested stock options granted under the Plan will immediately vest and be exercisable). Mr. Cottman and Mr. Wimbish were each granted 100,000 stock options at an exercise price of $0.70 that will vest over six years (unless there is a change in control of the Company or if Dala’s operations are acquired by a third party, at which time all the unvested stock options granted under the Plan will immediately vest and be exercisable).

On June 3, 2014, we closed a private placement Offering through which we sold a total of 2,025 shares of Series A 6% Convertible Preferred Stock to thirteen accredited investors. Each share of Series A 6% Convertible Preferred Stock sold is convertible into common stock at the shareholder’s election at the rate of $0.70 and each share of Series A 6% Convertible Preferred Stock included 1,429 warrants to purchase common shares of the Company at an exercise price of $1.35 within three years of the “Effective Date” as defined in the Stock Purchase Agreement for the Offering.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  Financial Statements.

(1)  Report of Independent Registered Public Accounting Firm

Balance Sheet for Dala Petroleum Corp. for the period from Inception (January 17, 2014) through May 21, 2014

Statement of Operations for Dala Petroleum Corp. for the period from Inception (January 17, 2014) through May 21, 2014

Statement of Cash Flows for Dala Petroleum Corp. for the period from Inception (January 17, 2014) through May 21, 2014

Statement of Stockholders’ Equity for Dala Petroleum Corp. for the period from Inception (January 17, 2014) through May 21, 2014

Notes to Financial Statements

(b)  Exhibits. (1)

Exhibit Number	Description of Exhibit	Filing

3.1	Articles of Incorporation	Filed with the SEC on January 23, 1989 and incorporated herein by reference.
3.1(a)	Amended Articles of Incorporation	Filed with the SEC on January 23, 1989 and incorporated herein by reference.
3.1(b)	Certificate of Designation for the Series A 6% Convertible Preferred Shares filed May 30, 2014	Filed with the Form 8-K filed on June 3, 2014 and incorporated herein by reference.
3.1(c)	Certificate of Amendment to Articles of Incorporation	Filed with the Registration Statement on Form S-1 filed on August 29, 2014 and incorporated herein by reference.
3.2	Bylaws	Filed with our initial Form 10-KSB for September 30, 2003 and incorporated herein by reference.

4.1	Registration Rights Agreement dated June 3, 2014	Filed with the Form 8-K filed on June 3, 2014 and incorporated herein by reference.
4.2	Form of Warrant dated June 3, 2014	Filed with the Form 8-K filed on June 3, 2014 and incorporated herein by reference.
4.3	Form of Lock-Up Agreement	Filed with the Form 8-K filed on June 3, 2014 and incorporated herein by reference.
4.4	Stock Option Grant Notice for E. Will Gray dated June 3, 2014	Filed with the Form 8-K filed on June 3, 2014 and incorporated herein by reference.
4.5	Stock Option Grant Notice for Clarence Cottman III dated June 3, 2014	Filed with the Form 8-K filed on June 3, 2014 and incorporated herein by reference.
4.6	Stock Option Grant Notice for Jonathan S. Wimbish dated June 3, 2014	Filed with the Form 8-K filed on June 3, 2014 and incorporated herein by reference.
5.1	Opinion of Brunson Chandler & Jones, PLLC, regarding legality of securities being offered	Filed with the Registration Statement on Form S-1 filed on August 29, 2014 and incorporated herein by reference.
10.1	Merger Agreement	Filed with the Form 8-K filed on June 3, 2014 and incorporated herein by reference.
10.2	Master Service Agreement	Filed with the Form 8-K filed on June 3, 2014 and incorporated herein by reference.
10.3	Option Participation Agreement	Filed with the Form 8-K filed on June 3, 2014 and incorporated herein by reference.
10.4	Form of Lease Agreement	Filed with the Form 8-K filed on June 3, 2014 and incorporated herein by reference.
10.5	List of Assigned Leases	Filed with the Form 8-K filed on June 3, 2014 and incorporated herein by reference.
10.6	Lease Assignment for Clay County, Kansas	Filed with the Form 8-K filed on June 3, 2014 and incorporated herein by reference.
10.7	Lease Assignment for Dickinson County, Kansas	Filed with the Form 8-K filed on June 3, 2014 and incorporated herein by reference.
10.8	Lease Assignment for Ottowa County, Kansas	Filed with the Form 8-K filed on June 3, 2014 and incorporated herein by reference.
10.9	Lease Assignment for Saline County, Kansas	Filed with the Form 8-K filed on June 3, 2014 and incorporated herein by reference.
10.10	Employment Agreement for E. Will Gray II	Filed with the Form 8-K filed on June 3, 2014 and incorporated herein by reference.
10.11	Private Placement Memorandum dated May 28, 2014	Filed with the Form 8-K filed on June 3, 2014 and incorporated herein by reference.
10.12	Form of Securities Purchase Agreement dated June 3, 2014	Filed with the Form 8-K filed on June 3, 2014 and incorporated herein by reference.
10.13	Escrow Agreement for Offering Funds	Filed with the Form 8-K filed on June 3, 2014 and incorporated herein by reference.
10.14	Jenson Services Escrow Agreement	Filed with the Form 8-K filed on June 3, 2014 and incorporated herein by reference.
10.15	Director Agreement with Clancy Cottman	Filed with the Registration Statement on Form S-1 filed on July 24, 2014 and incorporated herein by reference.
10.16	Director Agreement with Jonathan S. Wimbish	Filed with the Registration Statement on Form S-1 filed on July 24, 2014 and incorporated herein by reference.
23.1	Consent of Counsel (Brunson Chandler & Jones, PLLC)	Filed with the Registration Statement on Form S-1 filed on August 29, 2014 and incorporated herein by reference.
23.2	Consent of Independent Registered Public Accounting Firm (Mantyla McReynolds)	Filed with the Registration Statement on Form S-1 filed on August 29, 2014 and incorporated herein by reference.

UNDERTAKINGS

A

•

Certificates:

B

Rule 415 Offering

•

Registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “1933 Act”); (ii) reflect in the Prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2.

For determining liability under the 1933 Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.

For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus required to be filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

C

Request for Acceleration of Effective Date

The Registrant may elect to request acceleration of the effective date of the Registration Statement under Rule 461 of the 1933 Act.

D

Indemnification

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of Midland, Texas on the 5th day of September, 2014 .

DALA PETROLEUM CORP.

Date: September 5 , 2014	By:	/s/ E. Will Gray II
E. Will Gray II
Chief Executive Officer, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures/Title	Date

/s/ E. Will Gray II	September 5 , 2014
E. Will Gray II, President, CEO, Principal Executive Officer , Principal Financial Officer and Principal Accounting Officer

/s/ Clancy Cottman	September 5 , 2014
Clancy Cottman, Chairman of the Board of Directors

/s/ Jonathan S. Wimbish	September 5 , 2014
Jonathan S. Wimbish, Director